                                                                    Exhibit 99.1

[COSINE LOGO]

PRESS RELEASE

For additional information contact:

         Steve Goggiano                     CoSine Communications
         President & CEO                    1200 Bridge Parkway
         (650) 637-4777                     Redwood City, CA 94065
                                            Web Site: www.cosinecom.com

         Terry Gibson                       Phone: 650.637.4777
         Executive Vice President           Fax: 650.628.4200
         and CFO                            E-mail:
         650.637.4777                       investorrelations@cosinecom.com

         CoSine Communications Announces Fourth Quarter and Fiscal Year
                             2003 Financial Results

REDWOOD CITY, CALIF., FEBRUARY 17, 2004 -- CoSine Communications, Inc. (NASDAQ:
COSN - News), a leading provider of managed, network-based IP and Broadband Services Delivery Platforms, today announced revenue for the quarter ended December 31, 2003 of $2.4 million, and a net loss of $10.2 million or $1.03 per share as compared to revenue of $4.0 million and a net loss of $8.2 million or $0.84 per share in the quarter ended September 30, 2003. Revenue for the year ended December 31, 2003 was $14.6 million, with a net loss of $34.9 million, or $3.57 per share. The company ended the year with $57.8 million in cash and short-term investments.

"We see a number of major carriers moving toward a network-based approach to IP services delivery in 2004," said Steve Goggiano, CoSine's president and CEO. "Our products were designed specifically to allow carriers to deliver network-based IP services in a cost-effective manner. And, our products have been proven in major carrier networks worldwide. Our task is to convert carrier interest into sustainable revenue growth. Our focus is on winning repeat business, capturing new customers, expanding our addressable market and developing strategic relationships."

"In January, we announced two important new services offerings," continued Goggiano. "Driven by feedback from carriers and their enterprise customers, we have developed a set of services-centric B-RAS and Multicast features for our IPSX(TM) Service Processing Switch family. These features enable service providers to compete with the cable operators for bundled consumer services. We are excited about this opportunity because of the tremendous amount of growth in the broadband sector and the opportunity to provide CoSine's network-based IP and Broadband consumer services to enterprises whether they are using DSL, fiber to the porch, Wi-Fi, wireless or cable."

WEBCAST

There will be a live webcast of the CoSine Q4 2003 Earnings Conference Call (today, February 17, 2004, at 2 p.m. PT / 5 p.m. ET) at www.cosinecom.com. An archived webcast will also be available several hours after the live call. A replay of the conference call will be available until March 2, 2004. It can be accessed from the company's website or by calling (888) 286-8010 or (617) 801-6888 and entering passcode 87650050.


ABOUT COSINE COMMUNICATIONS

CoSine Communications (NASDAQ: COSN) is a global telecommunications equipment supplier founded in 1998 to empower service providers to deliver a compelling portfolio of managed, network-based IP and Broadband services to consumers and business customers. From the edge of the network, several of the world's largest carriers use the CoSine platform to deliver customized and profitable network-based services to consumers and enterprises. For more information about CoSine Communications, visit the company's Web site at: www.cosinecom.com.

                                      ###

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This release may contain forward-looking statements. The company uses words such as "anticipate," "believe," "plan," "expect," "future," "intend" and similar expressions to identify forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the continued downturn in the telecommunications industry and slow development of the market for network-based IP services, failure to achieve revenue growth and profitability, product development, commercialization and technology difficulties, manufacturing costs, the impact of competitive products, pricing, changing customer requirements, timely availability and acceptance of new products, and changes in economic conditions in the various markets CoSine serves, all as may be discussed in more detail on pages 30 through 35 of our Annual Report on Form 10-K for the fiscal year ending December 31, 2002 and on pages 23 through 28 of our Quarterly Report on Form 10-Q for the quarter ending September 30, 2003. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date hereof. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements.

                          CoSine Communications, Inc.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
         (In conformity with generally accepted accounting principles)
                     (in thousands, except per share data)

                                                                   Three months ended                         Year ended
                                                            December 31,                            December 31,
                                                               2003                2002                 2003
                                                            (unaudited)         (unaudited)         (unaudited)             2002
                                                       ------------------       -----------         -------------        ---------
Revenue                                                      $   2,377           $   5,228           $  14,621           $  23,632

Cost of sales                                                    1,430               2,221               6,765              13,807
                                                             ---------           ---------           ---------           ---------
Gross profit                                                       947               3,007               7,856               9,825

Operating expenses:
  Research and development                                       5,836               5,211              21,756              32,396
  Sales and marketing                                            3,498               3,922              13,808              28,271
  General and administrative                                     1,583               1,554               7,226              10,959
  Restructuring and impairment charges                             (15)              9,799                 336              34,538
                                                             ---------           ---------           ---------           ---------
Total operating expenses                                        10,902              20,486              43,126             106,164
                                                             ---------           ---------           ---------           ---------
Loss from operations                                            (9,955)            (17,479)            (35,270)            (96,339)

Interest income, (expense) and other, net                          (12)                358                 625               2,882
                                                             ---------           ---------           ---------           ---------
Loss before income tax provision                                (9,967)            (17,121)            (34,645)            (93,457)

Income tax provision                                               201                 128                 287                 509
                                                             ---------           ---------           ---------           ---------
Net loss                                                     $ (10,168)          $ (17,249)          $ (34,932)          $ (93,966)
                                                             =========           =========           =========           =========

Basic and diluted net loss per common share                  $   (1.03)          $   (1.78)          $   (3.57)          $   (9.72)

Shares used in computing basic and diluted net loss
per common share                                                 9,900               9,688               9,791               9,670

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                          CoSine Communications, Inc.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
         (In conformity with generally accepted accounting principles)
                                 (in thousands)


                                                          December 31,
                                                             2003           December 31,
                                                          (unaudited)         2002(1)
                                                          ------------      ------------
ASSETS
Current assets:
   Cash, cash equivalents and short-term investments       $ 57,752          $101,467
   Accounts receivable, trade                                 4,962             6,373
   Accounts receivable, other                                   494               679
   Inventory                                                  4,003             3,175
   Prepaid expenses and other current assets                  2,668             4,054
                                                           --------          --------
Total current assets                                         69,879           115,748
Property and equipment, net                                   2,900             2,816
Other assets                                                    647               997
                                                           --------          --------
                                                           $ 73,426          $119,561
                                                           ========          ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable and accrued liabilities                $  6,502          $ 18,666
   Deferred revenue                                           3,543             1,444
   Current portion of long-term debt                            129             3,770
                                                           --------          --------
Total current liabilities                                    10,174            23,880
Accrued rent and long-term debt                               2,078             2,200
Stockholders' equity                                         61,174            93,481
                                                           --------          --------
                                                           $ 73,426          $119,561
                                                           ========          ========


(1) Amounts are derived from the December 31, 2002 audited financial statements.